Exhibit 99.2

Press Release

For Immediate Release

Contact:	Christopher D. Myers
President and CEO
(909) 980-4030

CVB Financial Corp. to Meet With Investors at the Keefe, Bruyette & Woods Winter Financial Services Conference

Ontario, CA, February 6, 2020 – Christopher D. Myers, President and Chief Executive Officer and E. Allen Nicholson, Chief Financial Officer of CVB Financial Corp., will be hosting one-on-one meetings with investors at the Keefe, Bruyette & Woods’ Winter Financial Services Conference on Thursday, February 13th and Friday, February 14th, 2020. The conference will take place at the Boca Raton Resort & Club in Boca Raton, FL.

The presentation will be available on CVB Financial Corp.’s website at www.cbbank.com under the “Investors” tab.

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. CVBF is one of the 10 largest bank holding companies headquartered in California with over $11 billion in total assets. Citizens Business Bank is consistently recognized as one of the top performing banks in the nation and offers a wide array of banking, lending and investing services through 58 banking centers and 3 trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.